IAS Reports Second Quarter 2025 Financial Results

Total revenue increased 16% to $149.2 million

Net income increased to $16.4 million at an 11% margin; adjusted EBITDA increased to $51.6 million at a 35% margin

Increases full year financial outlook on strong second quarter results

NEW YORK – August 7, 2025 – Integral Ad Science (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the second quarter ended June 30, 2025.

“We grew revenue 16% with gains in all of our businesses driven by strong adoption of our AI-powered products by new and existing customers,” said Lisa Utzschneider, CEO of IAS. “We continue to execute on our strategy of innovating solutions that increase performance, efficiency, and ROI across diverse channels and markets. We are raising our full year 2025 outlook to reflect our positive second quarter results, which reinforces our commitment to sustainable double-digit growth."

Second Quarter 2025 Financial Highlights
•Total revenue was $149.2 million, a 16% increase compared to $129.0 million in the prior-year period.

•Optimization revenue was $67.9 million, a 16% increase compared to $58.5 million in the prior-year period.

•Measurement revenue was $57.0 million, an 8% increase compared to $52.7 million in the prior-year period.

•Publisher revenue was $24.3 million, a 36% increase compared to $17.8 million in the prior-year period.

•International revenue, excluding the Americas, was $43.5 million, an 8% increase compared to $40.1 million in the prior-year period, or 29% of total revenue for the second quarter of 2025.

•Gross profit was $114.9 million, a 13% increase compared to $101.9 million in the prior-year period. Gross profit margin was 77% for the second quarter of 2025.

•Net income was $16.4 million, or $0.10 per share, compared to net income of $7.7 million, or $0.05 per share, in the prior-year period. Net income margin was 11% for the second quarter of 2025.

•Adjusted EBITDA* was $51.6 million, a 12% increase compared to $46.2 million in the prior-year period. Adjusted EBITDA* margin was 35% for the second quarter of 2025.

•Cash and cash equivalents were $90.7 million at June 30, 2025.

Recent Business Highlights

•Meta Measurement Reporting Expansion - In June, IAS announced the launch of new contextual category reporting for Meta Platforms, expanding measurement reporting across Facebook and Instagram Feed and Reels. This launch aligns measurement reporting to contextual categories available through IAS's first-to-market Content Block List optimization solution for Meta.

•First-to-Market Lyft Partnership - In June, IAS announced a first-to-market partnership with Lyft enabling advertisers to validate the quality of their Lyft Media buys with IAS's viewability, invalid traffic, and brand safety measurement.

•Snap and Lumen Partnership - In June, IAS announced a strategic partnership with Snap and Lumen to bring customized attention measurement on Snapchat.

•Chief Financial Officer Appointment - In June, IAS announced the appointment of Alpana Wegner as CFO. Alpana brings over 25 years of financial leadership experience to IAS and served as a public company CFO in her last two roles.

•Expanded Credit Facility - In June, IAS announced that it renewed and expanded its credit agreement. The facility increases IAS’s borrowing capacity at more favorable rates with greater flexibility.

•Industry’s First Ethical AI Certification - In July, IAS announced that it received the first Ethical Artificial Intelligence Certification from the Alliance for Audited Media (AAM).

Financial Outlook

“We delivered profitable growth at a 35% adjusted EBITDA margin in the second quarter,” said Alpana Wegner, CFO of IAS. “We expanded our credit facility capacity and exited the quarter debt-free. We continue to generate strong cash flows that enable us to invest in the long-term success of IAS.”

IAS is providing the following financial outlook for the third quarter of 2025 and increasing its full year 2025 revenue and adjusted EBITDA outlook:

Third Quarter Ending September 30, 2025:
•Total revenue of $148 million to $150 million
•Adjusted EBITDA* of $51 million to $53 million

Year Ending December 31, 2025:
•Total revenue of $597 million to $605 million
•Adjusted EBITDA* of $208 million to $214 million

Financial outlook is based on information as of today, August 7, 2025, and may be impacted by factors outside IAS’s control. See “Forward Looking Statements.”
* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of adjusted EBITDA to net income, the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest (income) expense, income taxes, and acquisition, restructuring and integration costs, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the third quarter of 2025 in the range of $18.5 million to $19.5 million and for the full year 2025 in the range of $71.0 million to $73.0 million.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$90,687	$84,469
Restricted cash	549	506
Accounts receivable, net of allowance for credit losses of $4,561 and $7,454 as of June 30, 2025 and December 31, 2024, respectively	79,561	79,427
Unbilled receivables	51,576	53,388
Prepaid expenses and other current assets	46,125	36,639
Due from related party	7	28
Total current assets	268,505	254,457
Property and equipment, net	3,880	4,004
Internal use software, net	59,923	53,636
Intangible assets, net	124,204	140,943
Goodwill	677,752	673,025
Operating lease right-of-use assets, net	23,076	17,888
Deferred tax asset, net	6,198	1,675
Other long-term assets	8,711	5,943
Total assets	$1,172,249	$1,151,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$60,765	$72,910
Operating lease liabilities, current	11,660	10,184
Due to related party	2	11
Deferred revenue	1,251	1,061
Total current liabilities	73,678	84,166
Deferred tax liability, net	—	3,118
Long-term debt, net	—	34,189
Operating lease liabilities, non-current	16,143	13,374
Other long-term liabilities	8,810	8,713
Total liabilities	98,631	143,560
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at June 30, 2025; 0 shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 165,273,651 and 162,871,266 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	165	163
Additional paid-in-capital	1,000,857	964,765
Accumulated other comprehensive income (loss)	1,446	(3,666)
Retained earnings	71,150	46,749
Total stockholders’ equity	1,073,618	1,008,011
Total liabilities and stockholders’ equity	$1,172,249	$1,151,571

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2025	2024	2025	2024
Revenue	$149,204	$129,005	$283,270	$243,535
Operating expenses:
Cost of revenue	34,349	27,094	64,475	53,255
Sales and marketing	35,798	29,572	67,926	61,397
Technology and development	20,099	17,487	39,799	35,465
General and administrative	26,546	24,679	52,742	46,059
Depreciation and amortization	17,242	15,709	33,705	30,789
Foreign exchange (gain) loss, net	(5,782)	315	(7,780)	1,884
Total operating expenses	128,252	114,856	250,867	228,849
Operating income	20,952	14,149	32,403	14,686
Interest income (expense), net	157	(1,536)	85	(3,462)
Net income before income taxes	21,109	12,613	32,488	11,224
Provision for income taxes	(4,701)	(4,923)	(8,087)	(4,789)
Net income	$16,408	$7,690	$24,401	$6,435
Net income per share – basic and diluted	$0.10	$0.05	$0.15	$0.04
Weighted average shares outstanding:
Basic	165,018,978	160,502,795	164,336,502	159,954,926
Diluted	167,347,688	163,748,596	167,501,932	164,198,233
Other comprehensive income:
Foreign currency translation adjustments	3,306	(193)	5,112	(1,252)
Total comprehensive income	$19,714	$7,497	$29,513	$5,183

Stock-Based Compensation
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(IN THOUSANDS)	2025	2024	2025	2024
Cost of revenue	$96	$82	$176	$206
Sales and marketing	6,345	3,435	11,118	9,173
Technology and development	5,400	4,799	10,206	9,198
General and administrative	7,003	6,688	12,869	12,165
Total stock-based compensation	$18,844	$15,004	$34,369	$30,742

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended June 30, 2025

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balance, March 31, 2025	163,988,856	$164	$981,980	$(1,860)	$54,742	$1,035,026
RSUs and MSUs vested	1,284,795	1	—	—	—	1
Stock-based compensation	—	—	18,877	—	—	18,877
Foreign currency translation adjustment	—	—	—	3,306	—	3,306
Net income	—	—	—	—	16,408	16,408
Balance, June 30, 2025	165,273,651	$165	$1,000,857	$1,446	$71,150	$1,073,618

Six Months Ended June 30, 2025

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balance, December 31, 2024	162,871,266	$163	$964,765	$(3,666)	$46,749	$1,008,011
RSUs and MSUs vested	2,201,981	2	—	—	—	2
ESPP purchase	200,404	—	1,690	—	—	1,690
Stock-based compensation	—	—	34,402	—	—	34,402
Foreign currency translation adjustment	—	—	—	5,112	—	5,112
Net income	—	—	—	—	24,401	24,401
Balance, June 30, 2025	165,273,651	$165	$1,000,857	$1,446	$71,150	$1,073,618

Three Months Ended June 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, March 31, 2024	159,761,454	$160	$919,192	$(1,975)	$7,699	$925,076
RSUs and MSUs vested	1,025,286	1	—	—	—	1
Stock-based compensation	—	—	15,002	—	—	15,002
Foreign currency translation adjustment	—	—	—	(193)	—	(193)
Net income	—	—	—	—	7,690	7,690
Balance, June 30, 2024	160,786,740	$161	$934,194	$(2,168)	$15,389	$947,576

Six Months Ended June 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2023	158,757,620	$159	$901,259	$(916)	$8,954	$909,456
RSUs and MSUs vested	1,831,832	2	—	—	—	2
Option exercises	44,049	—	313	—	—	313
ESPP purchase	153,239	—	1,895	—	—	1,895
Stock-based compensation	—	—	30,727	—	—	30,727
Foreign currency translation adjustment	—	—	—	(1,252)	—	(1,252)
Net income	—	—	—	—	6,435	6,435
Balance, June 30, 2024	160,786,740	$161	$934,194	$(2,168)	$15,389	$947,576

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(IN THOUSANDS)	2025	2024
Cash flows from operating activities:
Net income	$24,401	$6,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,705	30,789
Stock-based compensation	34,369	30,742
Foreign currency (gain) loss, net	(8,793)	1,564
Deferred tax benefit	(7,641)	(3,456)
Amortization of debt issuance costs	233	232
(Reversal of) allowance for credit losses	(2,009)	745
Impairment of assets	48	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	4,671	(2,070)
Decrease in unbilled receivables	2,821	998
Increase in prepaid expenses and other current assets	(6,157)	(19,548)
Increase in operating leases, net	(1,027)	(618)
Increase in other long-term assets	(2,638)	(557)
Decrease in accounts payable and accrued expenses and other long-term liabilities	(13,395)	(20,221)
Increase (decrease) in deferred revenue	166	(111)
Increase (decrease) in due to/from related party	12	(122)
Net cash provided by operating activities	58,766	24,802
Cash flows from investing activities:
Purchase of property and equipment	(714)	(1,323)
Acquisition and development of internal use software and other	(21,427)	(18,836)
Net cash used in investing activities	(22,141)	(20,159)
Cash flows from financing activities:
Repayment of long-term debt	(35,000)	(60,000)
Proceeds from exercise of stock options	—	313
Cash received from Employee Stock Purchase Program	2,059	2,213
Net cash used in financing activities	(32,941)	(57,474)
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,684	(52,831)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,634	(1,084)
Cash, cash equivalents and restricted cash at beginning of period	87,335	127,290
Cash, cash equivalents, and restricted cash at end of period	$93,653	$73,375
Supplemental Disclosures:
Net cash (received) paid during the period for:
Interest	$(431)	$3,614
Taxes	$13,256	$19,925
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$32	$108
Internal use software acquired included in accounts payable	$589	$661
Lease liabilities arising from right-of-use assets	$11,010	$5,278

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest (income) expense, income taxes, acquisition, restructuring and integration costs, foreign exchange (gain) loss, net, asset impairments, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliations of historical adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2025	2024	2025	2024
Net income	$16,408	$7,690	$24,401	$6,435
Depreciation and amortization	17,242	15,709	33,705	30,789
Stock-based compensation	18,844	15,004	34,369	30,742
Interest (income) expense, net	(157)	1,536	(85)	3,462
Provision for income taxes	4,701	4,923	8,087	4,789
Acquisition, restructuring and integration costs	276	1,048	350	1,174
Foreign exchange (gain) loss, net	(5,782)	315	(7,780)	1,884
Asset impairments and other costs	48	—	48	—
Adjusted EBITDA	$51,580	$46,225	$93,094	$79,275
Revenue	$149,204	$129,005	$283,270	$243,535
Net income margin	11%	6%	9%	3%
Adjusted EBITDA margin	35%	36%	33%	33%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its second quarter 2025 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, including guidance, and business, including pipeline and industry trends. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, profitability, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our failure to maintain or achieve industry accreditation standards; (v) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market, including with respect to the Oracle opportunity; (vii) our inability to use software licensed from third parties; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) our dependence on the overall demand for advertising; (xiv) our ability to effectively manage our growth; (xv) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xvi) our ability to successfully execute our international plans; (xvii) the risks associated with the seasonality of our market; (xviii) our ability to maintain high impression volumes; (xix) the difficulty in evaluating our future prospects given our short operating history; (xx) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xxi) interruption by man-made problems such as terrorism, computer viruses, or social disruptions; (xxii) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxiii) our ability to avoid operational, technical, and performance issues with our platform; (xxiv) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxv) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxvi) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxvii) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxviii) our involvement in lawsuits to protect or enforce our intellectual property; (xxix) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxx) risks that our trademarks and trade names are not adequately protected; (xxxi) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxii) our ability to maintain our corporate culture; (xxxiii) public health outbreaks, epidemics, pandemics, or other public health crises; (xxxiv) risks posed by earthquakes, fires, floods, and other natural catastrophic events; (xxxv) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; and (xxxvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer
ir@integralads.com

Media Contact:
Tricia Mifsud
press@integralads.com